UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2017

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Brent R. Rystrom as Chief Financial Officer of RiceBran Technologies

On March 8, 2017, Brent R. Rystrom, 53, was appointed Chief Financial Officer of RiceBran Technologies (the “Company”). Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a Director of Research and Senior Financial Analyst for several prominent investment banking firms, including Piper Jaffray and Feltl & Company. From 2009 until joining RiceBran Technologies, Mr. Rystrom served as Director of Research for Feltl & Company, a regional investment banking firm headquartered in Minnesota. While at Feltl, he managed the firm’s research, institutional sales, and trading departments while providing research coverage on consumer products, retail and agriculture companies ranging from micro to large capitalization. Over his 11 years of service at Piper Jaffray he was named a Wall Street Journal “Best on the Street” analyst and a “Top 10” Retailing Industry Analyst from Reuter’s. Since 1997, Mr. Rystrom has also successfully acquired and managed a large portfolio of personal agricultural real estate assets, and from 2011 through 2015, he served on the Customer Advisory Board of AgStar, a $10 billion agricultural bank based in Minnesota. Mr. Rystrom holds a Degree in Business-Finance from St. Thomas University. Mr. Rystrom and the Company entered into an employment agreement on March 8, 2017 (the “Employment Agreement”). The Employment Agreement has a term ending on December 31, 2017. Pursuant to the Employment Agreement, the Company agreed to pay Mr. Rystrom an annual salary of $200,000 and a signing fee of $25,000 and agreed to reimburse Mr. Rystrom for his relocation expenses up to $40,000. Mr. Rystrom is eligible to participate in any Company annual bonus program applicable to senior officers and approved by the Company’s Compensation Committee.

If the employment of Mr. Rystrom is terminated by the Company without “cause” (as defined in the Employment Agreement) or is terminated by Mr. Rystrom with “good reason” (as defined in the Employment Agreement), then Mr. Rystrom will be entitled to receive an amount equal to all previously accrued but unpaid compensation and the base salary that Mr. Rystrom would have been paid for 90 days following notice of termination or resignation. In addition, if Mr. Rystrom’s employment terminates within 60 days before to 90 days after a change of control transaction (as defined in the Employment Agreement), Mr. Rystrom will be entitled to receive an amount equal to 180 days of his then effective base salary.

The description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with Mr. Rystrom’s appointment, Jerry Dale Belt’s position as the Company’s Chief Financial Officer terminated, effective as of March 8, 2017. Mr. Belt will remain with the Company and serve as the Company’s Executive Vice President of Special Projects. On March 8, 2017, Mr. Belt also entered into an amendment to his employment agreement that extended his term of employment through December 31, 2017.

Amendments to the Employment Agreement for Dr. Robert Smith

On March 8, 2017, the employment agreement for Dr. Robert Smith, the Company’s Chief Executive Officer, was amended to extend his term of employment from June 1, 2017 to December 31, 2017, to reflect his current title and base annual salary of $250,000 and to provide for the March 8, 2017 grant to Dr. Smith of an option to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan. The full text of the employment agreement, as amended, is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Brent R. Rystrom dated March 8, 2017

10.2	Amended and Restated Employment Agreement with Robert Smith dated as of March 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: March 13, 2017	By:	/s/ Robert Smith
Robert Smith
Chief Executive Officer
(Duly Authorized Officer)